UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 11, 2012

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089

(Address of principal executive offices, including ZIP code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Dr. Ronald Black as Director

As previously disclosed, on June 20, 2012, the Board of Directors of Rambus Inc. (“Rambus” or the “Company”) appointed Dr. Ronald D. Black as the President and Chief Executive Officer of the Company.  At a meeting on July 11, 2012, the Board of Directors of the Company elected Dr. Black to be a member of the Board as a Class II director, to stand for reelection at the next annual meeting of the Company.  In connection with the election of Dr. Black to the Board, the Board, pursuant to the provisions of the bylaws of the Company, resolved that the size of the Board of Directors be increased from eight to nine.

For a description of Dr. Black’s biography and his employment agreement and compensation arrangements with the Company, see the Company’s Form 8-K dated June 20, 2012, which disclosure is incorporated herein by reference.  Dr. Black, as an employee-director, is not considered an independent director of the Board, does not sit on any committees of the Board and does not receive separate compensation for his service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2012	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer